KINDER MORGAN ENERGY PARTNERS, L.P.
                           EXECUTIVE COMPENSATION PLAN

                          SETTLEMENT AND TERMINATION OF
                              AMENDED AND RESTATED
              INCENTIVE COMPENSATION GRANT AGREEMENT


      This Settlement and Termination ("Settlement and Termination") of that certain Amended and Restated Incentive Compensation Grant Agreement (the "Restated Grant Agreement") is made as of April 20, 2000, between KINDER MORGAN ENERGY PARTNERS, L.P. (the "Partnership") and MICHAEL C. MORGAN (the "Participant").

      WHEREAS,  as of July 1, 1997, an Incentive  Compensation  Grant  Agreement
(the "Original Agreement") was entered into between the Partnership and Participant pursuant to which the Partnership made a grant to Participant as of February 14, 1997 of Incentive Compensation pursuant to the Partnership's Executive Compensation Plan (the "Plan"), all as specified in the Original Agreement;

      WHEREAS, as of January 4, 1999, the Partnership and Participant entered into the Restated Grant Agreement;

      NOW, THEREFORE, in order to carry out the purposes of the Kinder Morgan Energy Partners, L.P. Executive Compensation Plan, a copy of which is attached hereto as Exhibit A and the provisions of which are incorporated by reference as though fully stated herein, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Partnership and Participant hereby agree as follows:

Section 1. Recitals. The terms of the foregoing Recitals are incorporated herein and made a part of this Settlement and Termination.

Section 2. Settlement of Incentive Compensation. Contemporaneously herewith, Participant, Kinder Morgan, Inc. and Kinder Morgan G.P., Inc. executed an employment agreement which provides for compensation in settlement of the Partnership's obligations under the Plan, the Original Agreement and the Restated Grant Agreement. This Settlement and Termination supercedes and terminates the Restated Grant Agreement and the Original Agreement in their entirety, and the Restated Grant Agreement and the Original Agreement are of no further force or effect. Participant does not have any remaining grant of Incentive Compensation or other rights under the Plan.

Section 3. Binding Effect. This Settlement and Termination shall be binding upon and inure to the benefit of any successors to the Partnership and all persons lawfully claiming under Participant.


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Section 4. Capitalized  Terms.  Capitalized  terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

      IN WITNESS WHEREOF, the Partnership has caused this Settlement and Termination to be duly executed by one of its officers thereunto duly authorized, and Participant has executed this Settlement and Termination, all as of the day and year first above written.


                               KINDER MORGAN ENERGY PARTNERS, L.P.

                               By:  Kinder Morgan G.P., Inc.,
                                    its General Partner

                               By:      /s/ Joseph Listengart
                                        ----------------------------------
                               Title:   Vice President



                                        /s/ Michael C. Morgan
                                        -----------------------------------
                                        Michael C. Morgan